SECOND SUPPLEMENTAL INDENTURE (Flagstar Statutory Trust IV) THIS SECOND SUPPLEMENTAL INDENTURE dated as of October 17, 2025 is by and among The Bank of New York Mellon, a New York banking corporation (herein, together with its successors in interest, the “Trustee”), Flagstar Bank, National Association, a banking association organized under the laws of the United States with its main office in Hicksville, New York (the “Successor Company”), and Flagstar Financial, Inc., a Delaware corporation (the “Company”) and the “Company” under the Indenture. NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Trustee, the Company, and the Successor Company hereby agree as follows: PRELIMINARY STATEMENTS The Trustee and the Company are parties to that certain Indenture dated as of March 19, 2003 (the “Base Indenture” and, as supplemented by the First Supplemental Indenture dated as of December 1, 2022, the “Indenture”), pursuant to which the Company issued U.S. $25,780,000 of its Junior Subordinated Deferrable Interest Notes (the “Securities”). As permitted by the terms of the Indenture, the Company, simultaneously with the effectiveness of this Second Supplemental Indenture, shall merge (referred to herein and for purposes of Article VIII of the Indenture as the “Merger”) with and into Successor Company, with the Successor Company as the surviving corporation. The parties hereto are entering into this Second Supplemental Indenture pursuant to, and in accordance with, Section 9.1(a) of the Indenture. Section 1. Definitions. All capitalized terms used herein which are defined in the Indenture, either directly or by reference therein, shall have the respective meanings assigned them in the Indenture except as otherwise provided herein or unless the context otherwise requires. Section 2. Interpretation. (a) In this Second Supplemental Indenture, unless a clear contrary intention appears: (i) the singular number includes the plural number and vice versa; (ii) reference to any gender includes the other gender; (iii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Section or other subdivision; (iv) reference to any person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Second Supplemental Indenture or the Indenture,

-2- and reference to a Person in a particular capacity excludes such Person in any other capacity or individually provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Second Supplemental Indenture or the Indenture; (v) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, as well as any substitution or replacement therefor and reference to any note includes modifications thereof and any note issued in extension or renewal thereof or in substitution or replacement therefor; (vi) reference to any Section means such Section of this Second Supplemental Indenture; and (vii) the word “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term. (b) No provision in this Second Supplemental Indenture shall be interpreted or construed against any Person because that Person or its legal representative drafted such provision. Section 3. Assumption of Obligations. (a) Pursuant to, and in compliance and accordance with, Section 8.1 of the Indenture, the Successor Company hereby expressly assumes the due and punctual payment of the principal of and premium and interest (including any Additional Interest) on all of the Securities and the performance of every covenant under the Indenture on the part of the Company to be performed or observed. (b) Pursuant to, and in compliance and accordance with, Section 8.2 of the Indenture, the Successor Company succeeds to, is substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Successor Company had originally been named in the Indenture as the Company. (c) The Successor Company also succeeds to, is substituted for, and may exercise every right and power of, the Company under (i) the Amended and Restated Trust Agreement, dated as of March 19, 2003 (the “Trust Agreement”), as Depositor (as defined in the Trust Agreement) and (ii) the Guarantee Agreement dated as of March 19, 2003 (the “Guarantee Agreement”), as Guarantor, with the same effect as if the Successor Company had originally been named in the Trust Agreement and the Guarantee Agreement.

-3- Section 4. Representations and Warranties. The Successor Company represents and warrants that (a) it has all necessary power and authority to execute and deliver this Second Supplemental Indenture and to perform the covenants and obligations of the Indenture, (b) it is the successor of the Company pursuant to a valid merger effected in accordance with applicable law, (c) it is a national bank organized and existing under the laws of the United States, (d) both immediately before and after giving effect to this Second Supplemental Indenture, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and is continuing and (e) this Second Supplemental Indenture is executed and delivered pursuant to Section 9.1 of the Indenture and does not require the consent of the Securityholders. Section 5. Conditions of Effectiveness. This Second Supplemental Indenture shall become effective simultaneously with the effectiveness of the Merger, provided, however, that: (a) the Trustee shall have executed a counterpart of this Second Supplemental Indenture and shall have received a counterpart of this Second Supplemental Indenture executed by the Company and the Successor Company. (b) the Trustee shall have received an Officers’ Certificate substantially in the form attached hereto as Exhibit A. (c) the Trustee shall have received an Opinion of Counsel substantially in the form attached hereto as Exhibit B. Section 6. Reference to the Indenture. (a) Upon the effectiveness of this Second Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Indenture, as affected, amended and supplemented hereby. (b) Upon the effectiveness of this Second Supplemental Indenture, each reference in the Securities to the Indenture including each term defined by reference to the Indenture shall mean and be a reference to the Indenture or such term, as the case may be, as affected, amended and supplemented hereby. (c) The Indenture, as amended and supplemented hereby, shall remain in full force and effect and is hereby ratified and confirmed. Section 7. Addresses for Notices. All notices or other communications to be addressed to the Company as contemplated by the Indenture shall be addressed to the Successor Company as follows:

-4- Flagstar Bank, National Association, 102 Duffy Avenue Hicksville, New York 11801 Attention: Brian Boike Telephone: (516) 683-4100 Email: Brian.Boike@flagstar.com Section 8. Execution in Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Section 9. Governing Law; Binding Effect. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns. Section 10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or the due execution thereof by the Company or the Successor Company. The recitals of fact contained herein shall be taken as the statements solely of the Company or the Successor Company, and the Trustee assumes no responsibility for the correctness thereof. [Signature Page Follows]

Signature page to Second Supplemental Indenture -Flagstar Statutory Trust IV IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and effective as of the day and year first written above, by their respective officers thereunto duly authorized. THE BANK OF NEW YORK MELLON, as Trustee By: /s/ Stacey B. Poindexter Name: Stacey B. Poindexter Title: Vice President FLAGSTAR FINANCIAL, INC. By: /s/ Brian Boike Name: Brian Boike Title: Executive Vice President and Treasurer FLAGSTAR BANK, NATIONAL ASSOCIATION By: /s/ Brian Boike Name: Brian Boike Title: Executive Vice President and Treasurer